Exhibit 23.3

Luthra & Luthra

Law Offices

February 18, 2005

ExlService Holdings, Inc.

350 Park Avenue

New York, NY 10022

USA

Re: ExlService Holdings, Inc. (“ExlService”)

Ladies and Gentlemen:

We have acted as Indian legal counsel to ExlService in connection with the Registration Statement on Form S-l of ExlService, Registration No. 333-121001 (the “Registration Statement”). We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and to the reference to us under the headings “Risk Factors – Investors may have difficulty effecting service of process or enforcing judgments obtained in the United States against us, our subsidiary in India or our executive officers,” “Legal Matters” and “Enforceability of Judgments” in the Prospectus, which is part of the Registrations Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Yours truly,

/s/ Luthra & Luthra

Luthra & Luthra

Law Offices

Rajiv K. Luthra

Managing Partner

103, Ashoka Estate, 24, Barakhamba Road, New Delhi-110 001
Ph. : 91 11 5121 5100 Fax : 91 11 2372 3909 e-mail : luthra@luthra.com
704-706, 7th Floor, Embassy Centre, Nariman Point, Mumbai-400 021
Tel. : 91 22 5630 3600 Fax : 91 22 5630 3700 e-mail : luthra@luthra.com